Differential Brands Reports Second Quarter 2017 Results

Sales Increase 13%

LOS ANGELES, CALIFORNIA, August 14, 2017 – Differential Brands Group Inc. (the “Company”) (NASDAQ: DFBG), a portfolio of global premium consumer brands comprised of Hudson Jeans, Robert Graham and SWIMS, today announced financial results for the three and six months ended June 30, 2017.

For the second quarter:

•	Net sales increased 13% to $36.5 million as compared to the second quarter of last year
•	E-commerce net sales grew 38%, leading to total Consumer Direct segment growth of 15% as compared to the second quarter of fiscal 2016
•	Gross margin expanded 590 basis points to 44.5%
•	Adjusted EBITDA was $2.0 million as compared to $0.6 million in the same period last year.

Michael Buckley, Chief Executive Officer, commented, “We are very pleased to have tripled our adjusted EBITDA as we continued to execute our strategic initiatives across all of our brands and channels during the second quarter of 2017. Almost every channel within our brands produced positive ‘comps’. In our Consumer Direct segment, we saw significant growth in our e-commerce channel driven largely by higher conversion rates across our brands as a result of better adoption of our product offerings, including 5% comparable store sales at Robert Graham.  In the Wholesale segment, growth was driven by the addition of the SWIMS business, as well as increases in both Hudson and Robert Graham sales as consumers responded favorably to new product. As we look ahead, we intend to continue making investments in our brands to expand our consumer reach and better capitalize on our strong digital presence. This will include major new ‘Fall 17’ and ‘Spring 18’ content and brand marketing campaigns at Hudson, which we expect to launch in late August this year, and a much expanded and market disruptive SWIMS product line, now showing,  for ‘Spring 18’.  Overall, we plan to continue building on our strong momentum and remain focused on further strengthening our platform over the remainder of the year.”

Segment net sales and adjusted EBITDA results were as follows:

	Three months ended June 30, *		Six months ended June 30, *
	2017	2016	2017	2016
	(unaudited, in thousands)		(unaudited, in thousands)
Differential Brands Group
Net sales:
Wholesale	$25,374	$22,755	$56,517	$48,332
Consumer Direct	10,425	9,097	18,771	16,736
Corporate and other	654	521	1,267	1,020
Total Company net sales	$36,453	$32,373	$76,555	$66,088

Adjusted EBITDA
Operating (loss) income:
Wholesale	$5,570	$2,881	$13,926	$10,966
Consumer Direct	830	95	(383)	(1,917)
Corporate and other	(6,623)	(6,096)	(14,072)	(13,936)
Adjustments**	2,178	3,767	5,032	9,079
Total Company Adjusted EBITDA	$1,955	$647	$4,503	$4,192

*For the six months ended June 30, 2016, net sales and Adjusted EBITDA reflect the operations of Robert Graham for the six months ended June 30, 2016 and Hudson for the period between January 28, 2016 and June 30, 2016. For the three and six months ended June 30, 2017, net sales and Adjusted EBITDA include all three brands: Robert Graham, Hudson and SWIMS. See further discussion at “Basis of Presentation of Information” below.

**See “Adjusted EBITDA” below.

Second Quarter Financial Review

Total Company net sales for the three months ended June 30, 2017 increased 13% to $36.5 million, reflecting a 12% increase in Wholesale segment sales and a 15% increase in Consumer Direct segment sales. The Wholesale increase was driven by growth at Hudson Jeans and Robert Graham, as well as by sales from the addition of the SWIMS brand. The increase in the Consumer Direct segment was led by overall e-commerce sales growth of 38%.  In addition, comparable store sales in the Robert Graham business grew 5%, driven by both full price and outlet stores. Comparable Consumer Direct growth was driven primarily by improvements in conversion rates across the brands.

Gross profit was $16.2 million compared to $12.5 million in the second quarter of fiscal 2016. This includes approximately $0.8 million in gross profit from the SWIMS acquisition. The increase in Hudson brand’s Wholesale gross profit resulted from an increase in sales, as well as a benefit from a strategic shift in sourcing. Robert Graham gross profit also increased compared to the prior year period due to an increase in sales and higher initial margins. Total Company gross margin was 44.5% compared to 38.6% in the second quarter of 2016.

Operating expenses for the three months ended June 30, 2017, were $16.4 million compared to $15.6 million in the same period of the prior year. The increase is attributable to the addition of SWIMS operating expenses, which were not reflected in the same period last year. Selling, general and administrative expenses as a percentage of net sales decreased to 40.9% from 43.6% in the second quarter of 2016, primarily due to increased sales leverage and the reduction in one-time transition and re-structuring costs from mergers and acquisitions.

Operating loss was $0.2 million for the three months ended June 30, 2017. This compares to an operating loss of $3.1 million for the same period last year.

Six Month Financial Review

Total Company net sales for the six months ended June 30, 2017 increased 16% to $76.6 million, reflecting a 17% increase in Wholesale segment sales and a 12% increase in Consumer Direct segment sales.

Gross profit was $34.8 million compared to $28.8 million for the six months ended June 30, 2016. Total Company gross margin was 45.5% compared to 43.7% for the six months ended June 30, 2016.

Operating expenses for the six months ended June 30, 2017 were $35.4 million compared to $33.7 million for the same period of the prior year. Selling, general and administrative expenses as a percentage of net sales decreased to 42.2% from 46.3% in the six months ended June 30, 2016.

Operating losses were $0.5 million, for the six months ended June 30, 2017. This compares to operating losses of $4.9 million for the same period last year.

Basis of Presentation of Information

As previously disclosed, on January 28, 2016, the Company completed the acquisition (the “RG Merger”) of all outstanding equity interests of RG Parent LLC and its subsidiaries, or the Robert Graham business (“RG”). Because RG was deemed the accounting acquirer for financial reporting purposes, the assets, liabilities and operations of the Company prior to January 28, 2016 that are reflected in the financial statements for the three and six months ended June 30, 2016 reflect only RG’s financial condition and results of operations and do not include Hudson or SWIMS. More specifically, the Company’s consolidated financial statements, as presented in part in this press release, included: (i) from January 1, 2016 up to the day prior to the closing of the RG Merger on January 28, 2016, the results of operations and cash flows of RG; (ii) from and after the RG Merger’s closing date on January 28, 2016, the results of continuing operations, cash flows and, as applicable, the assets and liabilities of the combined Company, comprising the Company’s Hudson business and RG; (iii) from and after the RG Merger’s closing date on January 28, 2016, the results of the discontinued operations from the Company’s previously owned Joe’s brand retail stores that later closed by February 29, 2016; and (iv) from and after the acquisition of SWIMS on July 18, 2016, the results of continuing operations and cash flows and, as applicable, the assets and liabilities of SWIMS.

About Differential Brands Group

Differential Brands Group Inc. (NASDAQ: DFBG) is a platform that focuses on branded operating companies in the premium apparel, footwear and accessories sectors. Our focus is on organically growing our brands through a global, omni-channel distribution strategy while continuing to seek opportunities to acquire accretive, complementary, premium brands.

Our current brands are Hudson®, a designer and marketer of women’s and men’s premium, branded denim and apparel, Robert Graham®, a sophisticated, eclectic apparel and accessories brand seeking to inspire a global movement, and SWIMS®, a Scandinavian lifestyle brand best known for its range of fashion-forward, water-friendly footwear, apparel and accessories. For more information, please visit Differential's website at www.differentialbrandsgroup.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this release that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the risk of intense competition in the denim and premium lifestyle apparel industries; risks associated with maintaining or enhancing the Company’s brand, particularly in new markets where we have limited brand recognition; the risk that the Company incurred substantial indebtedness in connection with the acquisition of RG, and, to a lesser extent, SWIMS, and that the Company’s business may not generate sufficient cash flow from operations to enable the Company to pay its indebtedness or to fund its liquidity needs; risks associated with the Company’s foreign sourcing of its products and the implementation of foreign production for Hudson’s products, including in light of potential changes in international trade relations brought on by the U.S. presidential administration; the effects of the RG Merger and acquisition of SWIMS on the Company’s financial results, business performance and product offerings and risks associated with successfully integrating these businesses to achieve cost savings and synergies; risks associated with the Company’s third-party distribution system; risks associated with changing fashion trends and business environment and the Company’s customer base; risks associated with leasing retail space and operating the Company’s own retail stores; risks associated with the restatement of the Company’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2016; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that the credit ratings of the combined company or its subsidiaries, including the Hudson, RG and SWIMS businesses, may be different from what the Company expects; the risk that changes in general economic conditions, consumer confidence or consumer spending patterns, including consumer demand for denim and premium lifestyle apparel, will have a negative impact on the Company’s financial performance or strategies and the Company’s ability to generate cash flows from its operations to service its indebtedness; risks related to the Company’s ability to respond to the business environment and fashion trends; risks related to continued acceptance of the Company’s brands in the marketplace; risks related to the Company’s reliance on a small number of large customers; risks related to the Company’s ability to implement successfully any growth or strategic plans; risks related to the Company’s ability to manage its inventory effectively; the risk of cyber-attacks and other system risks; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations or new acquisitions; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of the Company’s operations or new acquisitions; risks related to our pledge of all the Company’s tangible and intangible assets as collateral under its financing agreements; risks related to the Company’s ability to generate positive cash flow from operations; risks related to a possible oversupply of denim in the marketplace; and the other risks. The Company discusses certain of these and other risk factors more fully in its filings with the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent reports filed with the SEC, and this release should be read in conjunction with those reports through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Since the Company operates in a rapidly changing environment, new risk factors can arise and it is not possible for the Company’s management to predict all such risk factors, nor can the Company’s management assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company’s future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements. The Company does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Contacts:

Investor Relations:

Bob Ross, Chief Financial Officer

Differential Brands Group Inc.

323.558.5115

DIFFERENTIAL BRANDS GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Net sales	$36,453	$32,373	$76,555	$66,088
Cost of goods sold	20,234	19,862	41,733	37,240
Gross profit	16,219	12,511	34,822	28,848

Operating expenses
Selling, general and administrative	14,915	14,130	32,319	30,593
Depreciation and amortization	1,527	1,501	3,032	2,863
Retail store impairment	—	—	—	279
Total operating expenses	16,442	15,631	35,351	33,735
Operating loss from continuing operations	(223)	(3,120)	(529)	(4,887)
Interest expense	2,207	1,995	4,254	3,336
Other (income) expense, net	(12)	—	11	—
Loss from continuing operations before income taxes	(2,418)	(5,115)	(4,794)	(8,223)
Income tax provision (benefit)	1,636	(1,510)	1,610	577
Loss from continuing operations	(4,054)	(3,605)	(6,404)	(8,800)
Loss from discontinued operations, net of tax	—	—	—	(1,286)
Net loss	$(4,054)	$(3,605)	$(6,404)	$(10,086)

Loss per common share - basic and diluted
Loss from continuing operations	$(0.30)	$(0.29)	$(0.48)	$(0.74)
Loss from discontinued operations	-	-	-	(0.11)
Loss per common share - basic and diluted	$(0.30)	$(0.29)	$(0.48)	$(0.85)

Weighted average shares outstanding
Basic	13,309	12,380	13,298	11,852
Diluted	13,309	12,380	13,298	11,852

As a Percent of Sales

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	55.5%	61.4%	54.5%	56.3%
Gross profit	44.5%	38.6%	45.5%	43.7%

Operating expenses
Selling, general and administrative	40.9%	43.6%	42.2%	46.3%
Depreciation and amortization	4.2%	4.6%	4.0%	4.3%
Retail store impairment	0.0%	0.0%	0.0%	0.4%
Total operating expenses	45.1%	48.3%	46.2%	51.0%

Operating loss from continuing operations	6.1%	6.2%	5.6%	5.0%
Interest expense	0.0%	0.0%	0.0%	0.0%
Other (income) expense, net	-6.6%	-15.8%	-6.3%	-12.4%
Loss from continuing operations before income taxes	4.5%	-4.7%	2.1%	0.9%
Income tax provision (benefit)	-11.1%	-11.1%	-8.4%	-13.3%
Loss from continuing operations	0.0%	0.0%	0.0%	-1.9%

Loss from discontinued operations, net of tax	-11.1%	-11.1%	-8.4%	-15.3%
Net loss	0.0%	0.0%	0.0%	0.0%

Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	(unaudited, in thousands)		(unaudited, in thousands)
Reconciliation of GAAP net loss from continuing operations to Adjusted EBITDA:
GAAP net loss from continuing operations	$(4,054)	$(3,605)	$(6,404)	$(8,800)

Adjustments:
Provision (benefit) for income taxes	1,636	(1,510)	1,610	577
Interest expense	2,207	1,995	4,254	3,336
Non-cash stock compensation (a)	461	312	900	1,019
Depreciation and amortization	1,527	1,501	3,032	2,863
Acquisition-related costs (b)	—	813	—	2,973
Retail store impairment (c)	—	—	—	279
Restructuring (d)	90	928	933	1,541
Non-cash inventory expense (e)	—	192	—	383
Store closure costs (f)	—	21	67	21
Legal settlement costs (g)	100	—	100	—
Foreign currency loss	(12)	—	11	—
Total Adjustments	6,009	4,252	10,907	12,992

Adjusted EBITDA (1)	$1,955	$647	$4,503	$4,192

(1)

Adjusted EBITDA is defined as net loss from continuing operations, excluding: income taxes, interest income or expense, non-cash stock compensation, depreciation and amortization, acquisition-related costs, retail store impairment, restructuring costs, non-cash inventory expenses, store closure costs and gain or loss related to foreign currency transactions.  Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company’s financial condition and results of operations.  The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents stock compensation expense related to the grant of restricted stock units and stock options.
(b)

Represents acquisition-related costs related to legal, advisory and accounting services in connection with the RG Merger and SWIMS acquisition. These costs are not representative of the Company’s day-to-day business.

(c)	Represents impairment of retail store leasehold improvements related to one store.
(d)

Represents restructuring charges for severance, termination of consulting arrangements and recruiting costs related to a change in management and the RG Merger, and additional costs incurred related to launching the new Hudson e-commerce website and moving e-commerce distribution in house.

(e)	Represents a non-cash inventory expense of Hudson inventory acquired and stepped up to fair value that was sold during the three and six months ended June 30, 2016.
(f)

Represents the write-off of assets related to one store in which the lease was cancelled during the first quarter of fiscal 2017 and the net operating loss related to the lease termination of one store that closed in the second quarter of fiscal 2016.

(g)	Represents the amount recorded during the second quarter of 2017 for a legal matter related to the prior period that is now estimable.

DIFFERENTIAL BRANDS GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	June 30,	December 31,	June 30,
	2017	2016	2016
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$6,305	$6,476	$8,368
Accounts receivable, net	16,982	20,225	14,339
Inventories, net	30,623	23,977	26,759
Prepaid expenses and other current assets	5,465	4,249	1,976
Total current assets	59,375	54,927	51,442
Property and equipment, net	9,651	10,620	13,003
Goodwill	8,340	8,271	6,524
Intangible assets, net	90,669	91,886	84,965
Other assets	514	467	477
Total assets	$168,549	$166,171	$156,411

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$20,206	$19,930	$20,838
Short-term convertible notes	13,436	13,137	—
Current portion of long-term debt	1,875	1,250	875
Total current liabilities	35,517	34,317	21,713
Deferred rent	3,609	3,636	3,624
Line of credit	17,492	12,742	12,000
Convertible notes	13,242	12,660	12,251
Long-term debt, net of current portion	45,991	47,218	47,694
Deferred income taxes, net	13,416	11,074	9,723
Other liabilities	—	—	81
Total liabilities	129,267	121,647	107,086

Equity
Series A convertible preferred stock	5	5	5
Common stock	1,332	1,324	1,239
Additional paid-in capital	59,962	59,154	56,093
Accumulated other comprehensive income (loss)	125	(221)	—
Accumulated deficit	(22,142)	(15,738)	(8,012)
Total equity	39,282	44,524	49,325
Total liabilities and equity	$168,549	$166,171	$156,411

DIFFERENTIAL BRANDS GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Six months ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Loss from continuing operations	$(6,404)	$(8,800)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	3,032	2,863
Retail store impairment	—	279
Amortization of deferred financing costs	215	162
Amortization of convertible notes discount	350	359
Paid-in-kind interest	770	92
Stock-based compensation	900	1,019
Provision for bad debts	194	31
Amortization of inventory step up	—	383
Deferred taxes	2,289	270
Changes in operating assets and liabilities:
Accounts receivable	3,081	(1,339)
Inventories	(6,591)	(411)
Prepaid expenses and other assets	(1,253)	217
Accounts payable and accrued expenses	2,220	(8,264)
Deferred rent	(20)	56
Net cash used in continuing operating activities	(1,217)	(13,083)
Net cash used in discontinued operating activities	—	(1,384)
Net cash used in operating activities	(1,217)	(14,467)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid in reverse acquisition with Robert Graham, net of cash acquired	—	(6,538)
Refund of security deposit	7	—
Purchases of property and equipment	(601)	(1,125)
Net cash used in investing activities	(594)	(7,663)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series A convertible preferred stock, net of offering costs	—	49,881
Proceeds from term debt	—	50,000
Repayment of long-term debt	(625)	(250)
Proceeds from line of credit, net	4,350	12,587
Repayment of terminated line of credit and loan payable	—	(23,349)
Payment of deferred financing costs	(124)	(1,584)
Redemption of unit holders	—	(58,218)
(Repayment of) proceeds from customer cash advances	(1,707)	831
Payment of accrued distribution to members	—	(1,366)
Taxes paid in lieu of shares issued for stock-based compensation	(251)	—
Net cash provided by financing activities	1,643	28,532

Effect of exchange rate changes on cash and cash equivalents	(3)	—

NET CHANGE IN CASH AND CASH EQUIVALENTS	(171)	6,402

CASH AND CASH EQUIVALENTS, at beginning of period	6,476	1,966
CASH AND CASH EQUIVALENTS, at end of period	$6,305	$8,368

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures that exclude the (i) effect of transaction expenses associated with the RG Merger and SWIMS acquisition (including acquisition-related costs, restructuring costs and the non-cash inventory expense of the Hudson inventory acquired and stepped up to fair value that was sold) during the three and six months ended June 30, 2016 and (ii) other provisions and expenses during the three and six months ended June 30, 2017 and 2016. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts which are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles generally accepted in the United States (GAAP). Management uses these non-GAAP financial measures to evaluate the performance of the business over time on a consistent basis, identify business trends relating to the financial condition and results of operations and make business decisions.  The Company believes that providing non-GAAP measures is useful to provide a consistent basis for investors to understand the Company’s financial performance in comparison to historical periods and to allow investors to evaluate the performance using the same methodology and information as that used by management.  However, investors need to be aware that non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. Investors should consider these non-GAAP financial measures in addition to, and not as substitutes for or superior to, the Company’s other measures of the Company’s financial performance that the Company prepares in accordance with GAAP.  Further, non-GAAP information may be different from the non-GAAP information provided by other companies.